Exhibit No. 23.1

                           [Deloitte & Touche Letterhead]






                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-8 of our reports dated January 18, 1996 and May 10, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1995 and in the Annual Report on Form 11-K of the PPG Industries Employee Savings Plan for the year ended December 31, 1995, respectively.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania

October 7, 1996
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